UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-12G

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number:

EGW CAPITAL, INC.

(Name of Small Business Issuer in its charter)

Delaware	82-0821915
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employee Identification Number

501 Silverside Road Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917-267-8610

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Common stock; $0.0001 par value

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a small reporting company, or an emerging growth company. See definition of large accelerated filer, accelerated filer, small reporting company and emerging growth company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Small reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1. Business.

EGW Capital, Inc. (the “Company”, “we”, “our” or “us”) was formed on March 3, 2017 under the laws of the State of Delaware to provide customized technology solutions to the companies proposing to raise funds through blockchain based offerings called Initial Coin Offerings (“ICOs”) or the “Blockchain Offerings”.

We intend to manage only the technological backend of the ICO's. By technology backend, we mean the services which includes setting up of the web servers, managing databases and assuring safety from the hackers or other unauthorized access or providing any other technology service which makes the offering by the client technologically stable.

Initially, at the time of inception the Company aimed at foraying into the business of small business finance and education. In August, 2017, the management of the Company decided to undertake the business of providing technology support to the registered and legally managed blockchain offerings.

Our business focus areas will be administering technical side of the Blockchain Offerings by the global startups, growing and established companies which are owned and managed by the team of professionals.

The Company plans to manage the Blockchain Offerings of the clients who are duly registered with the applicable regulators. We will refrain ourselves to be associated with any unregistered offerings.

We will not be involved in the marketing of the Blockchain Offerings undertaken by our clients. Our focus area is to strengthen the technology backend and make registered offerings safe for the investors, thus helping in reducing frauds and involvement of bad actors.

The Company will majorly provide technological backend support and regard itself as a “Technology Company”. We have no intentions to issue any coins or tokens or raise funds for ourselves through any Blockchain Offerings in the future.

The Company has a vision to streamline ICO's as per the laws laid by the regulators, thus enhancing the transparency required for the ICO offerings.

We aim to specialize in the technologies related to the blockchain which in the future can be used in several industries other than Blockchain Offerings and ICO's. The Company believes that with the upcoming strict and transparent regulations for the blockchain based offerings / ICO's , the demand for the superior and stable technology may substantially increase. Since the blockchain offerings majorly rely on the efficient technology to deliver best results, the demand for the technology related services may continue to rise.

Other than the ICO's , the Company can also provide technological support to the institutions who are moving towards the blockchain technology to make their businesses transparent in an decentralized environment, though this vertical of business may take considerable time to evolve due to slow adoption of blockchain due to current negative sentiments.

Majority of our business will be sourced from outside the United States, but, if in case we associate ourselves with the United States based clients, it will be compulsory for them to register their offerings with the Securities and Exchange Commission. We will not entertain any unregistered offerings or the business proposals from the countries where the blockchain offerings are illegal and against the law.

The Company will receive both cash compensation and a portion of coins and tokens from the clients. The portion receivable in coins and tokens are collectively called as “Digital Assets”.

EGW Capital, India is a wholly owned subsidiary based in India, formed on February 1, 2017 under the Indian Partnership Act of 1932 as a partnership entity. The two partners are Rahul Kumar and Prince Chugh. The day-to-day operations of the partnership entity are managed by the team of independent professionals who work on the revenue sharing basis and have no fixed salaries or commissions.

We will share a fixed percentage of revenues with our independent team of professionals in India. The percentage of revenue sharing will differ from client to client depending on the complexity of the transaction.

Our Indian subsidiary will help us source clients from the Asian countries and will also manage the technology backend support to execute undertaken projects, thus providing the Company a cost advantage over the other global competitors.

The principal place of business is the United States and all management decisions are taken from the United States. As of April 11,2018, the Company has not generated any revenues and had limited business operations from June 30, 2017 to December 31, 2017.

Business Operations

We have decided to engage in a broader business model related to blockchain technologies, which we define as verticals within the blockchain technology market that we intend to target and acquire or build a broad portfolio of virtual currencies, digital coin and tokens, and other blockchain assets (the “Digital Assets”) within the two business verticals as mentioned below. We feel that creating a diversified portfolio of blockchain Digital Assets and services, we can utilize economies of scale to offer competitive technology services to our customers.

A. ICO's and Ventures: The Company engages in a technology and general consulting business to help customers prepare and execute registered initial coin offerings (“ICOs”). We focus on high-quality opportunities from the successful, existing businesses that wish to take their business onto the blockchain and raise funds through an ICO, which provides the Company with greater potential of return because most of our engagements include a portion of Digital Assets that are created from the ICO or equity in the underlying entity that engages us to perform their ICO as part of our service fee. The venture segment will help our business sustain long-term revenue streams from our equity positions in companies with high-value utility. For our ICO's and Ventures, we take a diversified and strategic approach by researching and engaging with customers or ventures that are in different industries to balance our portfolio. We will only associate ourselves with the registered offerings, we will not be associated with the clients with weak or negative track records. The Company will not be associated with any unregistered offerings, thus we can greatly reduce the burden of uncertainties over the blockchain laws. We will comply with all the prevailing laws. The Company continues to examine a wide array of potential companies that that we believe will benefit from our consulting and other services related to their planned ICO's, and we will continue to contract with customers that we feel have a high-value utility in their underlying business model.

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B. Media and Education: We are in process of developing a business model to help promote the awareness, growth and education of blockchain technology. Our goal is to invest, partner or acquire media streams, news outlets or other methods of content distribution focused on the marketing of blockchain technologies and Digital Asset economies and their impact on the future. Our goal is also to partner with educational institutions to help train the next generation of blockchain developers who can contribute towards innovation in the blockchain technology. Our goal is to showcase our current investments, our ability to build a wide-ranging portfolio of Digital Asset holdings and also educate and discuss attendees of the broader Digital Asset industry.

New Business Opportunities:

The Company has identified potential new business opportunities, as discussed below and will continue to explore other synergistic business opportunities related to blockchain technologies. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential business opportunities, the Company will consider the following kinds of factors:

●	potential for acquisition growth and organic growth, indicated by technology, anticipated market expansion or new products;

●	competitive position as compared to other firms of similar size and experience within the industry verticals as well as within the industry as a whole;

●	strength and diversity of management, either in place or scheduled for recruitment;

●	capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

●	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

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●	the extent to which the business opportunity can be advanced;

●	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Additionally, management will investigate an entity to engage a potential acquisition through reviewing available financial statements, interviewing a potential acquisition primary vendors and customers as well as financial advisors. It will be compulsory for our clients to register their offerings and operate under the laws laid by their respective countries.

Potentially available business opportunities may occur at various stages of development, all of which may be expected to make the task of comparative investigation and analysis of such business opportunities difficult, complex, time consuming and costly. As a result of the fact that the Company’s available capital is not unlimited, the Company may not be able to discover or adequately evaluate many of the potentially desirable business opportunities and conversely, may not be able to conduct sufficient due diligence to discover potential material adverse facts about the opportunities we may plan to acquire or in which we may otherwise make investments.

Business Strategy

Our strategy will be to continue to pursue what we believe will be synergistic investment opportunities including acquisition of controlling interests in these new and emerging technologies. However, this strategy will also expose us to the numerous risks and volatility associated with relatively new sector involving blockchain and Digital Assets. We expect this volatility and uncertainty to continue both in terms of the acceptance or non-acceptance of blockchain transaction verification business models, as well as the value of blockchain cryptocurrency products and solutions.

The price of underlying Digital Assets have varied wildly in recent periods and may reflect “bubble” type volatility in the future, meaning that support for high prices may have little or no merit, may be subject to rapidly changing investor sentiment, and may be influenced by unknown factors such as technology challenges, regulatory uncertainty, fraudulent actors and media reporting. We anticipate that we will continue to increase our exposure to this industry through passive investment, majority owned or controlled investments, and organic expansion, but do not presently intend to invest in any manner that would result in us being required to register as an investment company, although the SEC, NASDAQ and other government or quasi-governmental agencies or authorities (in the United States or elsewhere) may adopt further regulations that require such registration or expose us to similar registration requirements that could increase costs, make such activities undesirable, or prohibited, and further regulate, impede, impose costs or outright prohibit some of the activities we are or may become involved with. These factors are incapable of prediction and are out of our control. Depending, in part, on the evolving nature of rules and regulations governing blockchain and cryptocurrency, our investments and these businesses may become worthless and the value of an investment in our securities could be volatile and potentially worthless.

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Recent Events

●	Recent Share Purchase Agreement (SPA) with Crypto Ventures, India

On January 8, 2018, the Company secured equity financing from Crypto Ventures, India (“CVI”). The Company sold 12,750 shares for a price of $7.65 per share pursuant to which the company raised $97,537. The funds were raised to expand the team and to establish offices in the emerging markets of the world.

On January 10, 2018, the Company privately offered to sell 240,000 shares of the Company for $7.79 per share to its 26 independent team members based in India. The Company issued shares to this effect, however, these shares are not yet paid. As per the Share Purchase Agreement signed on January 10, 2018, the payment against this sale of shares is expected to be received on May 28, 2018, however, there is no assurance that this payment will be received on time or this transaction will ever go through. In case, the transaction does not go through, the Company in its rightful capacity will cancel shares.

The previous and recent equity raise are covered below:

Equity Raise:

The Company has conducted private placement offerings to the institutional investors in India under the safe harbor of Regulation S, under Rule 144A. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares	Number of Shareholders	Price Per Share	Warrants	Warrants Exercise Per Share	Total Capital Raised
$6.286 Financing (1)	88,200	1	$6.286	—	—	$554,435
$7.65 Financing(2)	12,750	1	$7.65	—	—	$97,537
$7.79 Financing (3)	240,000	26	$7.79	—	—	$1,869,600

(1)    The $6.286 Financing commenced on April 12, 2017, pursuant to which the Company raised $554,435 from 1 India based institutional investor. No warrants were issued with this round.

(2)    The $7.25 Financing closed on January 8, 2018, pursuant to which the Company raised $97,537 from 1 India based institutional investor. No warrants were issued with this round.

(3)    On January 10, 2018, the Company privately offered to sell 240,000 shares of the Company for $7.79 per share to its 26 independent team members based in India. The Company issued shares to this effect, however, these shares are not yet paid. As per the Share Purchase Agreement signed on January 10, 2018, the payment against this sale of shares is expected to be received on May 28, 2018, however, there is no assurance that this payment will be received on time or this transaction will ever go through. In case, the transaction does not go through, the Company in its rightful capacity will cancel shares.

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The Company intends to continue to seek to raise additional equity capital through private placement of shares and/or units consisting of shares and warrants to accredited investors.

●	Association with Quantum Global Securities Limited, India

On January 24, 2018, the Company initiated talks with Quantum Global Securities Limited, India a registered broker dealer / stock broker (as called in India) and wealth manager to deploy funds raised via global crypto hedge funds. As of April 11, 2018, no formal arrangements were established, however, we plan to enter into a formal agreement in May, 2018. The Company believes that with the growing market of cryptocurrencies, the business segment of crypto hedge funds will grow rapidly as the crypto hedge funds manages the investments on behalf of their clients, thus protecting them from the volatility of the cryptocurrencies with their sound advice. The cryptocurrencies are still at a evolving stage and the large investors will be inclined towards appointing professionals for their investment needs rather than taking self guided investment calls, hence, this will open up a large money management business for our Company which will result in revenues in terms of both management fee and profit sharing. As of April 11, 2018, the Company had no association with any of the crypto hedge funds but firmly believes that such hedge funds will become a considerable source of revenue in the coming few years and the Company is exploring partnership opportunities with such crypto hedge funds.

●	Termination of Advisory Agreement with Edustars IO

On April 5, 2018, the Company terminated advisory agreement signed on February 12, 2018 with Edustars IO, Estonia on account of unauthorized use of our director's name in the press releases which were aimed at hyping their blockchain offering. The Company refrain itself from being involved in the marketing activities.

Item 1A. Risk Factors

An investment in our Common Stock involves a high degree of risk and uncertainty. You should carefully consider the risks described below and discussed under the caption “Risk Factors” below, as well as the other information included in this Registration Statement on Form 10 (the “Form 10”) before deciding to invest in our Common Stock. If any of the risks occur, our business, financial conditions or results of operations may be materially and adversely affected. We propose to trade our common stock on the over-the-counter markets owned and operated by OTC Markets Inc., thus, in that event, the trading price of our securities could decline, and you could lose all or part of your investment. This Form 10 also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks below.

Risks Related to Our Blockchain Business

We have a limited operating history and in fact, virtually no history of operations in the blockchain and Digital Assets business sector, and may expect to incur significant operating losses.

We have a limited operating history and virtually no history of operations in the blockchain and Digital Assets sectors. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations in new and developing fields such as blockchain and Digital Assets. We may expect to incur additional net losses over the next several years as we seek to expand operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

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We have an evolving business model.

As Digital Assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Very recently, the Securities and Exchange Commission (the “SEC”) issued a Report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). This may cause us to potentially change our future business in order to comply fully with the federal securities laws and the rules and regulations of the SEC promulgated thereunder, as well as applicable state securities laws. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

Our management has limited experience in the blockchain technology industry.

Our management has relatively limited experience in the blockchain technology industry and we do not have any key employees as of April 11, 2018 other than few independent professionals in India who are purely associated with us on the performance basis, this is a considerable risk, as we do not have any credible team which may help us execute the undertaken projects. We have not entered into any kind of employment agreements or other agreements with our independent professionals in India which may make our team highly unstable. The competition with higher investment budgets may offer better remunerations to our current independent team which may leave us with almost no team to execute our undertaken operations, this may have significant impact on our business operations. While we intend to expand our management team and staff with individuals with more experience in this industry and will closely scrutinize any individuals we engage, we cannot assure you that well-qualified individuals will be available to us or that our assessment of individuals we retain will prove to be correct. These individuals may be unfamiliar with the requirements of being involved in a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Only dealing with clients with registered offerings may negatively impact our business operations.

The Company as per its understanding will associate itself only with the clients who have registered their blockchain offerings in their respective countries, this may greatly reduce the amount of business we can source. Currently, majority of the blockchain offerings in the world are self regulated due to no clear law and compulsion to get registered. The prospective clients may try to trespass the registration due to the cost, time and liability factor involved and may avoid working with service providers who demands compulsory registration of the offering. This may result in severe revenue loss, as our competition may continue to provide technology and general advisory services to the unregistered blockchain offerings.

We may not be able to accurately judge the background of our clients.

The Company wishes to transact only with stable clients with clear backgrounds. We will be relying on the services of the third parties from the respective countries of the clients to conduct the background check on them. There is a high possibility that we may not receive the accurate report or the report is influenced by the client himself. Also, it is technically impossible for the background checks to present fully reliable reports. In case, our clients conceal facts and conducts unfair business practices, it may impact our reputation.

Delay in implementation of stable blockchain offering laws may severely impact our business operations.

Globally, only a handful of countries have drafted and implemented rules related to the blockchain offerings. The rules which are drafted and implemented are being regularly challenged by the technology enthusiasts and investors which results in overall instability around the blockchain offering laws. Globally, the regulators are learning from the developments in the blockchain industry and are adding rules and regulations which cannot be termed as stable set of laws. Globally, the current blockchain offering laws are subject to several revisions which may severely impact our business operations.

Blanket ban on cryptocurrencies in the emerging economies may greatly reduce the market size.

The emerging economies like India and China have implemented temporary blanket ban on cryptocurrencies which may greatly reduce the market size we serve. Both India and China are populous countries with large number of prospective investors and clients, the ban on the blockchain based offerings may greatly reduce our potential to scale business, thus resulting in revenue loss.

We may lose clients due to unstable laws and negative publicity of the blockchain based offerings.

The instability in the blockchain industry may force our clients to look for alternate methods of raising funds other than the blockchain based offerings. We do not advice on the alternate sources of funding, hence, we may lose clients. Also, the blockchain industry is currently subject to negative publicity due to the frauds and involvement of several bad actors. The clients may begin to avoid blockchain based offerings completely which may result in severe revenue loss.

Unreliable valuation of digital assets may result in extreme discounting.

The digital assets trade on decentralized token exchanges, the valuations of digital assets coming from the decentralized token exchanges is regarded as unreliable by most of the investors. Due to this, there is a high possibility that investors may call for additional discounting in the large sized block trades. Also, for assessing the true valuations of the digital assets owned by the Company, we may have to apply higher discounting rates, this may negatively impact our balance sheet. The digital assets are highly volatile and have no stable value due to the negative publicity, unstable laws and speculative trading.

Most of our clients will be startups, this may make negatively impact the reputation of our business.

The blockchain is a evolving technology and is generally being used by startups to raise funds. Most of the startups in the world are owned by young professionals with limited experience and with limited funds. The established businesses may not require blockchain based offerings to raise funds due to the availability of several stable fund raising alternatives, thus we may fail to acquire large sized clients for the technology advisory. The young business owners may take immature business decisions like creating false hype around their offering, misusing our technology which may impact our reputation.

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High Net Worth investors (HNIs) may reduce allocations towards blockchain offerings.

The negative publicity around the blockchain overall may result in lesser allocation of funds by the HNIs. There is also a high possibility that HNIs may stop investing in the blockchain completely, thus making the blockchain industry unstable. Retail investors may also follow suite, thus, this may bring complete halt to our business operations.

Our source codes may be stolen, copied or misused which may impact our business operations.

As a technology company, we rely on programming which involves writing of several source codes. These codes may be stolen, copied or misused by the hackers or competition. We may not be able to patent all our source codes which we may develop in the future, thus there is a high possibility that our competition may use our exclusive source codes to negatively impact our business.

The further development and acceptance of Digital Assets and other cryptographic, algorithmic and blockchain protocols governing the issuance of transactions in Digital Assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Digital Assets may adversely affect an investment in our common stock.

The use of Digital Assets to, among other things, buy and sell goods and services, and the acquisition of Digital Assets as an investment, is part of a new and rapidly evolving industry that employs the use of a computer-generated mathematical and/or cryptographic protocol. The growth of this industry, in general, is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:

●	continued worldwide growth in the adoption and use of Digital Assets;
●	government and quasi-government regulation of Digital Assets and their use, or restrictions on or regulation of access to and operation of the Digital Asset networks;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of Digital Asset networks;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	general economic conditions and the regulatory environment relating to Digital Assets; and

●	negative consumer perception of Digital Assets specifically and cryptocurrencies generally.

A decline in the popularity or acceptance of Digital Assets would harm the price of our common stock.

Currently, there is relatively small use of Digital Assets in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in our common stock.

Digital Assets have only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Digital Assets by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Digital Assets demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Digital Assets. This could limit acceptance of some Digital Assets as transactional currency. A lack of expansion by Digital Assets into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in Digital Asset prices, either of which could adversely affect an investment in our common stock.

Security threats could result in the stoppage of our operations and a loss of assets or damage to our reputation, each of which could result in a reduction in the price of our securities.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the blockchain industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our assets. Any breach of our infrastructure could result in damage to our reputation.

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Any Digital Assets we may receive or acquire may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Digital Assets we may receive as compensation or acquire could be lost, stolen or destroyed. Although we will seek to use various technology to minimize the risk of loss, damage and theft, we cannot guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Any of these events may adversely affect our operations. In addition, government regulations in the United States and abroad could materially alter the landscape for Digital Assets use and accessibility, including through tax regulations, restrictions on use in transactions and regulation or prohibition of Digital Asset exchanges.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

The market for blockchain technology is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for our future product offerings that achieve market acceptance or that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depends on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, we may need to continuously modify and enhance our solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our prospective customers. In general, worldwide economic conditions remain unstable, and these conditions may make it difficult for our prospective customers and us to forecast and plan future business activities accurately, and they could cause our prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in technology spending even if economic conditions improve, could adversely impact our business.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and internet-related services, senior sales executives and professional services personnel with appropriate financial reporting experience. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

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Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of some Digital Assets, specifically cryptocurrencies, in a manner that adversely affects the Company’s business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may impact the ability of the Company to continue to operate and such actions could affect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

The effect of any future regulatory change on the Company or any cryptocurrency is impossible to predict, and such change could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.

On July 25, 2017 the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an initial coin offering (“ICO”) subject to federal securities laws. Thereafter, China released statements and took similar actions. Although the Company does not participate in ICOs, its clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies (such as an exchange on which the Company’s securities are listed, quoted or traded) could result in restriction of the acquisition, ownership, holding, selling, use or trading in the Company’s securities. Such a restriction could result in the Company liquidating its inventory at unfavorable prices and may adversely affect the Company’s shareholders and have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, raise new capital or maintain a securities listing with an exchange (such as the Company’s current listing with NASDAQ) which would have a material adverse effect on the business, prospects or operations of the Company and harm investors in the Company’s securities.

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The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in Digital Assets is subject to a variety of factors that are difficult to evaluate.

The use of Digital Assets to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry based on a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

●	Continued worldwide growth in the adoption and use of Digital Assets;

●	Governmental and quasi-governmental regulation of Digital Assets and their use, or restrictions on or regulation of access to and operation of the network or similar Digital Asset systems;

●	Changes in consumer demographics and public tastes and preferences;

●	The maintenance and development of the open-source software protocol of the network;

●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	General economic conditions and the regulatory environment relating to digital assets; and

●	Negative consumer sentiment and perception of cryptocurrencies specifically and Digital Assets generally.

Such events would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors in the Company’s securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in the Company’s securities.

A number of companies that provide cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade the Company’s securities. Such factors would have a material adverse effect the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and harm investors.

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The price of the Company’s shares could be subject to wide price swings since the value of Digital Assets may be subject to pricing risk and have historically been subject to wide swings in value.

The Company propose to get its common stock listed on the over-the-counter markets owned and operated by OTC Markets Inc. The Company’s shares are subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-Digital Assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of Digital Assets or the blockchain generally, factors over which the Company has little or no influence or control. The Company’s share prices may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the segment, which may benefit the Company in the near term and change over time.

Digital Asset market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of Digital Assets, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.

Political or economic crises may motivate large-scale sales of Digital Assets, which could result in a reduction in value and adversely affect the Company.

As an alternative to fiat currencies that are backed by central governments, Digital Assets, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of Digital Assets either globally or locally. Large-scale sales of Digital Assets would result in a reduction in their value and could adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of Digital Assets the Company holds or expects to acquire for its own account and harm investors.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Digital Assets, participate in the blockchain in one or more countries, the ruling of which would adversely affect the Company.

Although currently Digital Assets and the blockchain technology generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use Digital Assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of Digital Assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

12

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Digital Assets are viewed or treated for classification and clearing purposes. In particular, Digital Assets may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in Digital Assets amongst owners and require registration of trading platforms as “exchanges” such as Coinbase. The Company cannot be certain as to how future regulatory developments will impact the treatment of Digital Assets under the law. If the Company determines not to comply with such additional regulatory and registration requirements, the Company may seek to cease certain of its operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors.

Volatility of Digital Asset Markets

The Company may hold all or a portion of its cash or near cash in various Digital Assets. The price and liquidity of such assets is highly volatile and may experience significant swings which may render the various Digital Assets worth significantly less than what the company paid for them and in certain circumstances may become worthless.

Lack of liquid markets, and possible manipulation of blockchain-based Digital Assets

Digital Assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lenient a distributed ledger platform is about vetting issuers of Digital Assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of Digital Assets. These factors may decrease liquidity or volume or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect the Company. Such circumstances would have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any Digital Assets the Company holds or expects to acquire for its own account and harm investors.

An active and visible public trading market for our Common Stock may not develop.

We do not currently have an active or visible trading market. We cannot predict whether an active market for our common stock will ever develop in the future. In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

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●	Market visibility for shares of our common stock may be limited; and

●	A lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our Common Stock.

Our common stock may trade on the over-the-counter markets owned and operated by OTC Markets Group Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE. No assurances can be given that our common stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE. In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices or at all.

Cautionary Note Regarding Forward Looking Statements.

This Registration Statement on Form 10 contains or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 10.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with our financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward looking statements.

From March 3, 2017, the Company’s operations were limited as a result of limited capital resources. Nevertheless, the Company continued to build its network to source prospective clients for the blockchain based ICO’s. On April 12, 2017, the Company entered into a Share Purchase Agreement with Alternate SX Investment Holdings, India (“ASXIH”), pursuant to which ASXIH purchased 88,200 restricted shares of common stock, $0.0001 par value.

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On January 8, 2018, the Company entered into Share Purchase Agreement with Crypto Ventures, India (“CVI”), pursuant to which CVI purchased 12,750 restricted shares of common stock, $0.0001 par value.

Results of Operations

Results of Operations for the period ended June 30, 2017 (Audited).

For the period ended June 30, 2017 we incurred $1,939 in operating expenses. We generated no revenues from operations during the three months period ended June 30, 2017.

Liquidity and Capital Resources

As discussed more fully above, on April 12, 2017 the Company entered into the SPA with ASXIH pursuant to which ASXIH purchased the 88,200 Shares of restricted common stock. The Company raised $554,435 through the sale of shares.

On January 8, 2018, the Company entered into SPA with CVI pursuant to which CVI purchased 12,750 shares of restricted common stock. The Company raised $97,537 through the sale of shares.

On January 10, 2018, the Company privately offered to sell 240,000 shares of the Company for $7.79 per share to its 26 independent team members based in India. The Company issued shares to this effect, however, these shares are not yet paid. As per the Share Purchase Agreement signed on January 10, 2018, the payment against this sale of shares is expected to be received on May 28, 2018, however, there is no assurance that this payment will be received on time or this transaction will ever go through. In case, the transaction does not go through, the Company in its rightful capacity will cancel shares.

The Company has conducted private placement offerings to institutional investors in India by relying on the safe harbor of Regulation S, under Rule 144A. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares	Number of Shareholders	Price Per Share	Warrants	Warrants Exercise Per Share	Total Capital Raised
$6.286 Financing	88,200	1	$6.286	—	—	$554,435
$7.65 Financing	12,750	1	$7.65	—	—	$97,537
$7.79 Financing	240,000	26	$7.79	—	—	$1,869,600

The Company intends to continue to seek to raise additional equity capital through private placement of shares and/or units consisting of shares and warrants to accredited investors.

Inflation

Although our operations may be influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the three months period ended June 30, 2017.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2017 and June 30, 2017.

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Critical Accounting Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates used to prepare the financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Please refer to Item 1A. RISK FACTORS above for Quantitative and Qualitative Disclosures about Market Risks.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we have carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of April 11, 2018. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer. Based on this evaluation, our CEO has concluded that our disclosure controls and procedures were effective as of April 11, 2018.

Changes in Internal Control over Financial Reporting

Since our last quarterly period covered, June 30, 2017, internal control over financial reporting has been impacted by the addition of processes and procedures to ensure proper controls have been implemented to materially benefit the Company’s financial reporting.

Item 3. Properties.

The Company is headquartered in Delaware, USA. The address is: 501, Silverside Road, Wilmington, Delaware.

The address of our subsidiary in India is: 3121, Level 4, SSA Road, Darya Ganj, New Delhi - 110002, India.

The Company pays $225 per month for the US facility, however, the Indian office is owned by Rahul Kumar and as per the general understanding, no rent or electricity charges were charged to the Company as of April 11, 2018.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as the date of this Report by (i) each person who, to our knowledge, owns more than 5% of our Common Stock; (ii) each of our directors, executive officers or key employees; and (iii) all of our executive officers, directors and key employees as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power.

As of December 31, 2017, and June 30, 2017, there were 64,088,200 shares outstanding.

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Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Amount of Derivative Securities Beneficially Owned	Percentage Ownership of Common Stock(1)
Rahul Kumar, Chairman and CEO 309, Fellowship Road, Mt. Laurel, New Jersey 08054, USA (1)	41,600,000	—	64.655%
Prince Chugh, Director (1) C-36, Mata Rani Mandir Road, Friends Colony, New Delhi - 110025, India	22,400,000	—	34.814%
Alternate SX Investment Holdings, India (“ASXIH”) (2) 192, Priyadarshni Vihar, New Delhi - 110092, India	88,200	—	0.137%
Crypto Ventures, India (“CVI”) (3) SB Tower, Level 5, Sector 16A, 201301, India	12,750	—	0.019%
Charu Mishra (4)	5,000	—	0.007%
Shubha Shukla (4)	5,000	—	0.007%
Brajesh Shukla (4)	10,000	—	0.015%
Sarumathie (4)	21,000	—	0.032%
Shikha Bakshi (4)	5,000	—	0.007%
Avijit Mitra (4)	3,200	—	0.004%
Harish Bajaj (4)	60,000	—	0.093%
Aruna Malhotra (4)	5,000	—	0.007%
Narottam Kumar Malhotra (4)	5,000	—	0.007%
Amit Shukla (4)	500	—	0.0007%
Reena Shukla (4)	500	—	0.0007%
Lakhpat Singh (4)	500	—	0.0007%
Prabhakar Sonar (4)	23,466	—	0.036%
Don Prakash Dmello (4)	46,932	—	0.072%
Abhishek Shukla (4)	5,000	—	0.007%
Khushi Singh (4)	500	—	0.00071%
Hemant Arora (4)	500	—	0.0007%
Rohit Manchanda (4)	10,000	—	0.015%
Mukesh Mohta (4)	10,000	—	0.015%
Anil Wahi (4)	5,000	—	0.0077%
Sunder Lal (4)	2,500	—	0.0038%
Sunil Khanna (4)	2,500	—	0.0038%
Manmohan Jain (4)	10,000	—	0.015%
Neeta Gupta (4)	500	—	0.0007%
Rajiv Agarwal (4)	1,402	—	0.002%
Manali Chopra (4)	1,000	—	0.0015%
Total	64,340,950 shares

(1)	On March 3, 2017, the Company issued 64,000,000 shares of common stock to its two founders for providing proceeds of $7,150.
(2)	On April 12, 2017 the Company entered into the SPA with ASXIH pursuant to which ASXIH purchased the 88,200 Shares of restricted common stock. The Company raised $554,435 through the sale of shares.
(3)	On January 8, 2018 the Company entered into the SPA with Crypto Ventures, India pursuant to which “CVI” purchased 12,750 shares of restricted common stock. The Company raised $97,537 through the sale of shares.

(4)

On January 10, 2018, the Company privately offered to sell 240,000 shares of the Company for $7.79 per share to its 26 independent team members based in India. The Company issued shares to this effect, however, these shares are not yet paid. As per the Share Purchase Agreement signed on January 10, 2018, the payment against this sale of shares is expected to be received on May 28, 2018, however, there is no assurance that this payment will be received on time or this transaction will ever go through. In case, the transaction does not go through, the Company in its rightful capacity will cancel shares. The team members have decided to use the address of the India office for any corrospondence. The address is 3121 SSA Road, Darya Ganj, New Delhi - 110002.

Item 5. Director, Executive Officers and Key Employees.

The following table provides information regarding our executive officers and directors as of April 11, 2018:

Name	Age	Position
Executive Officers & Directors
Rahul Kumar	36	Chairman, Chief Executive Officer and Chief Financial Officer
Prince Chugh	67	Director

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Rahul Kumar, 36, Chairman, Chief Executive Officer and Chief Financial Officer

Mr. Kumar brings to the position a deep understanding of the blockchain and cryptocurrency industries and a global set of relationships with software engineers, ICO originators and miners. Over 12 years of experience in Global and Indian Financial markets specializing in Credit Analysis and Fund Management. Built expertise in managing Money Market Funds and Close-ended Products. Currently, responsible for managing Lockhead Ventures, a mid sized private equity fund.

Prince Chugh, age 67, Director

Experienced investment professional with over 40 years of experience in private equity and investment banking. Currently, part of the 3 member investment team at an India focused private equity fund. Primary areas of work include: Deal sourcing, evaluation and execution of investment opportunities across sectors, Involved in transaction structuring, financial modeling, valuation and final negotiations.

Item 6. Executive and Key Employee Compensation

Name and Principal Position	Fiscal Year Ending	Salary ($)	Bonus ($)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Rahul Kumar, CEO and Director	2017	—	—	—	—	—	—
Prince Chugh, Director	2017	—	—	—	—	—	—

Rahul Kumar

The Company expects to enter into a definitive employment agreement with Mr. Kumar on April 28, 2018.

Prince Chugh

On March 3, 2017, the Company entered into an agreement appointing Mr. Chugh to the Board of Directors. Mr. Chugh’s appointment as Director shall be subject to the Bylaws of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Item 8. Legal Proceedings.

At this time, there are no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

18

Item 9. Holders and Dividends

Holders.

As of April 11, 2018, there are 30 holders of 64,340,950 shares of the Company's common stock.

Dividends.

The Company has not paid any cash dividends to date and does not anticipate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Item 10. Recent Sales of Unregistered Securities.

On April 12, 2017 the Company entered into the SPA with ASXIH pursuant to which ASXIH purchased the 88,200 Shares of restricted common stock. The Company raised $554,435 through the sale of shares.

On January 8, 2018, the Company entered into SPA with CVI pursuant to which CVI purchased 12,750 shares of restricted common stock. The Company raised $97,537 through the sale of shares.

On January 10, 2018, the Company privately offered to sell 240,000 shares of the Company for $7.79 per share to its 26 independent team members based in India. The Company issued shares to this effect, however, these shares are not yet paid. As per the Share Purchase Agreement signed on January 10, 2018, the payment against this sale of shares is expected to be received on May 28, 2018, however, there is no assurance that this payment will be received on time or this transaction will ever go through. In case, the transaction does not go through, the Company in its rightful capacity will cancel shares.

The Company has conducted private placement offerings to institutional investors in India by relying on the safe harbor of Regulation S, under Rule 144A. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares	Price Per Share	Warrants	Warrants Exercise Per Share	Total Capital Raised
$6.286 Financing	88,200	$6.286	—	—	$554,435
$7.65 Financing	12,750	$7.65	—	—	$97,537
$7.79 Financing	240,000	$7.79	—	—	$1,869,600

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

We are authorized to issue 250,000,000 shares of common stock with a par value of $0.0001 per share. As of April 11, 2018, 64,340,950 shares of our common stock were issued, outstanding and on record with our transfer agent. Some of the shares of the Recent Private Placement have not been delivered to the transfer agent for calculation of shareholders of record for voting purposes.

Each outstanding share of common stock that is on record with our transfer agent is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

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Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscriptier on or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

Holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

Preferred Stock

The Company has no preferred stock and is not authorized to issue any.

Item 12. Indemnification of Officers and Directors.

Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

So far as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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Item 13. Financial Statements and Supplementary Data

EGW Capital, Inc. and Subsidiary

A Delaware Corporation

Consolidated Financial Statements and Independent Auditor’s Report

June 30, 2017

21

EGW CAPITAL, INC. AND SUBSIDIARY

22

To the Stockholders of

EGW Capital, Inc. and Subsidiary

Lewes, Delaware

INDEPENDENT AUDITOR’S REPORT

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of EGW Capital, Inc. and subsidiary (the “Company”) which comprise the consolidated balance sheet as of June 30, 2017 (inception) and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from March 3, 2017 (inception) to June 30, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

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Opinion

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of EGW Capital, Inc. and subsidiary as of June 30, 2017 and the results of its operations and its cash flows for the period then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has not generated revenues or profits since inception and has not yet commenced planned principal business operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Artesian CPA, LLC

Denver, Colorado

April 11, 2018

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

24

EGW CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

As of June 30, 2017

ASSETS
Current Assets:
Cash and cash equivalents	$554,435
Offering costs	12,092
Total Current Assets	566,527

TOTAL ASSETS	$566,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$—
Total Liabilities	—

Stockholders' Equity:
Common Stock, $0.0001 par, 250,000,000 shares
authorized, 64,088,200 shares issued and
outstanding, as of June 30, 2017	6,409
Additional paid-in capital	562,057
Accumulated deficit	(1,939)
Total Stockholders' Equity	566,527

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$566,527

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements. 25

EGW CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from March 3, 2017 (inception) to June 30, 2017

Net revenues	$—
Costs of net revenues	—
Gross profit	—

Operating Expenses:
General & administrative	1,939
Total Operating Expenses	1,939

Loss from operations	(1,939)

Provision for income taxes	—

Net loss	$(1,939)

Weighted-average vested common shares
outstanding
- Basic	64,058,800
- Diluted	64,058,800
Net loss per common share
- Basic	$(0.00)
- Diluted	$(0.00)

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements. 26

EGW CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from March 3, 2017 (inception) to June 30, 2017

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity

Balance at March 3, 2017 (inception)	—	$—	$—	$—	$—
Issuance of common stock to founders	64,000,000	6,400	750	—	7,150
Issuance of common stock	88,200	9	561,307	—	561,316
Net loss	—	—	—	(1,939)	(1,939)
Balance at June 30, 2017	64,088,200	$6,409	$562,057	$(1,939)	$566,527

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements. 27

EGW CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from March 3, 2017 (inception) to June 30, 2017

Cash Flows From Operating Activities
Net Loss	$(1,939)
Adjustments to reconcile net loss to net cash
used in operating activities
Changes in operating assets and liabilities:
Change in offering costs	(12,092)
Net Cash Used In Operating Activities	(14,031)

Cash Flows From Financing Activities
Proceeds from issuance of shares to the founders	7,150
Proceeds from issuance of stock	561,316
Net Cash Provided By Financing Activities	568,466

Net Change In Cash	554,435

Cash at Beginning of Period	—
Cash at End of Period	$554,435

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$—
Cash paid for income taxes	$—

See Independent Auditor's Report and accompanying notes, which are an integral part of these consolidated financial statements. 28

EGW CAPITAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and for the period then ended

NOTE 1: NATURE OF OPERATIONS

EGW Capital, Inc. (the "Company"), is a corporation organized March 3, 2017 under the laws of Delaware. The Company is into the business of education, small business finance, management and marketing. The Company has a wholly owned subsidiary, EGW Capital India (the "Subsidiary"), which is a partnership organized February 2, 2017 under the laws of India.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP), and presented in United States Dollars ($) using the accrual basis of accounting.

The Company adopted the calendar year as its basis of reporting.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, EGW Capital India, an entity formed under the laws of the nation of India. All significant intercompany transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

As of June 30, 2017, the Company has not commenced planned principal operations. The Company’s activities since inception have consisted efforts to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s plans or failing to profitably operate the business.

Cash and Cash Equivalents

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. All cash and cash equivalents are held in India and are not FDIC insured.

See accompanying Independent Auditor’s Report 29

EGW CAPITAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and for the period then ended

Foreign Currency

The consolidated financial statements are presented in United States Dollars, (“USD”), the reporting currency and the functional currency of our U.S. operations. The functional currency for the Company’s subsidiary is their local currency in accordance with ASC 830 Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their USD equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses were translated at the prevailing rate of exchange at the date of the transaction. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations. At June 30, 2017 the foreign currency translation was immaterial due to the limited amount of assets and liabilities related to our foreign subsidiary, and therefore a statement of comprehensive income has not been included in these financial statements.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

See accompanying Independent Auditor’s Report 30

EGW CAPITAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and for the period then ended

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements. The Company has determined that there are no material uncertain tax positions.

The Company may in the future become subject to Federal, state, and local income taxation, though it has not been subject to any income tax audits in any taxing jurisdiction.

Net Earnings or Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share.  Diluted net earnings or loss per share will reflect the actual weighted average of common shares issued and outstanding during the period.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not generated revenues nor profits through June 30, 2017, and has sustained a net loss of $1,939 during the period ended June 30, 2017.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and/or raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: STOCKHOLDERS’ EQUITY

Common Stock

The Company has authorized 250,000,000 shares of common stock at $0.0001 par value as of June 30, 2017. As of June 30, 2017, 64,088,200 shares of common stock were issued and outstanding.

See accompanying Independent Auditor’s Report 31

EGW CAPITAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and for the period then ended

On March 3, 2017, the Company issued 64,000,000 shares of common stock to its two founders, providing proceeds of $7,150.

On April 12, 2017, the Company issued 88,200 shares of common stock at $6.36 per share, providing proceeds of $561,316.

NOTE 5: CONTINGENCIES

For the period from March 3, 2017 (inception) to June 30, 2017, the Company has made arrangements to issue 6,073,466 shares of common stock to employees and other service providers of the Company in exchange for services provided. There are no agreements or stock certificates that were issued as of June 30, 2017, however, the Company plans to finalize those agreements.

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, ”Revenue from Contracts with Customers” (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services.

In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers”, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. We expect to complete our evaluation in 2018 and intend to adopt the new standard effective January 1, 2018.

In August 2016, the FASB issued ASU 2016-15, ”Statement of Cash Flows” (Topic 230). This ASU is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2017. We do not believe the adoption of ASU 2016-15 will have a material impact on our financial position, results of operations or cash flows.

In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No.2015-17, “Balance Sheet Classification of Deferred Taxes”. The new guidance eliminates the requirement to separate deferred income tax liabilities and assets into current and noncurrent amounts. The amendments will require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The updated guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The Company is in the process of evaluating this guidance.

See accompanying Independent Auditor’s Report 32

EGW CAPITAL, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2017 and for the period then ended

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 11, 2018, the date the consolidated financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in these consolidated financial statements.

See accompanying Independent Auditor’s Report 33

EGW CAPITAL, INC.
Consolidated Balance Sheets

	December 31, 2017	June 30, 2017
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and Cash Equivalents	$554,435	$554,435
Offering Costs	12,092	12,092
TOTAL CURRENT ASSETS	$566,527	$566,527

LIABILITIES AND STOCKHOLDERS EQUITY
Liabilities
Accounts Payable and Accrued Expenses	$—	$—
Total Liabilities	—	—
Stockholders Equity
Common Stock	6,409	6,409
Additional paid-in-capital	562,057	562,057
Accumulated Deficit	(1,939)	(1,939)
Total Stockholders' Equity	566,527	566,527
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$566,527	$566,527

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EGW Capital Inc.

Consolidated Statements of Operations

Period Ended December 31, 2017
(Unaudited)

Net revenues	$—
Costs of net revenues	—
Gross profit	—
Operating Expenses:
General & Administrative	1,939
Total Operating Expenses	1,939

Loss from operations	(1,939)
Provision for income taxes	—
Net loss	$(1,939)

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EGW CAPITAL INC.
Unaudited Consolidated Statement of Changes In Stockholders’ Equity

Period Ended December 31, 2017

	Number of Shares	Common Stock	Additional Paid-In-Capital	Accumulated Deficit	Total Stockholders Equity
Issuance of Common Stock To Founders	64,000,000	$6,400	$750	$—	$7,150
Issuance of Common Stock	88,200	9	561,307		561,316
Net Loss	—	—	—	(1,939)	(1,939)
Balance at December 31, 2017	64,088,200	$6,409	$562,057	$(1,939)	$566,527

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EGW CAPITAL INC.
Consolidated Statements of Cash Flows

Period Ended December 31, 2017
(Unaudited)

Cash Flows From Operating Activities
Net loss	$(1,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Changes in offering costs	(12,092)
Net Cash Used In Operating Activities	(14,031)

Cash Flows From Financing Activities
Proceeds from issuance of shares to founders	7,150
Proceeds from issuance of stock	561,316
Net Cash Provided By Financing Activities	568,466

Net Change In Cash	554,435
Cash at Beginning of Period	—
Cash End of Period	$554,435

Supplemental Disclosure of Cash Flow Information
Cash Paid For Interest	—
Cash Paid For Income Taxes	—

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Notes to Unaudited Financial Statements

For the Nine Months Ended December 31, 2017

(Unaudited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

EGW Capital, Inc. (the “Company”, “we”, “our” or “us”) was formed on March 3, 2017 under the laws of the State of Delaware to provide customized solutions in the area of blockchain technology. Our business focus areas will be administering Initial Coin Offerings (ICO’s) by global startups, growing and established companies which are owned and managed by team of professionals.

EGW Capital, India is a wholly owned subsidiary based in India, formed on February 1, 2017 under the Indian Partnership Act of 1932 as a partnership entity. The two partners are Rahul Kumar and Prince Chugh. The day-to-day operations of the partnership entity is managed by independent professionals who work on the profit sharing basis and has no fixed salaries or commissions.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the SEC. Certain information and disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Going Concern

Based on the Company’s audited report for December 31, 2017, we had an accumulated deficit of $1,939 to date. Although we have raised capital since that period from Recent Private Placements, will need additional working capital for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company is working a strategy to meet future operational goals which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations, however, there can be no assurances that the plan will succeed, nor that the Company will be able to execute its plans.

Net Earnings or Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share will reflect the actual weighted average of common shares issued and outstanding during the period.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

NOTE 3. PROVISION FOR INCOME TAXES

As of December 31, 2017, the Company has a federal net operating loss carry forwards of $1,939 that can be utilized to reduce future taxable income. The net operating loss carry forward will expire through 2027 if not utilized. Utilization of the net operating loss and tax credit carry forward may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization. The Company has provided a full valuation allowance on the deferred tax asset because of uncertainty regarding realizability.

NOTE 4. STOCKHOLDER’S EQUITY

Common Stock

The Company has 250,000,000 shares of Common Stock authorized with a par value of $0.0001 per share, the Company has no preferred shares as of December 31, 2017. As of December 31, 2017, and June 30, 2017 there were 64,088,200 common shares outstanding, respectively.

Common Stock Issued in Private Placements

During the six-month period ended December 31, 2017, the Company entered into subscription agreements for the sale of its common stock with Crypto Ventures, India.

NOTE 5. SUBSEQUENT EVENTS

●	Termination of Advisory Agreement with Edustars IO

On April 5, 2018, the Company terminated advisory agreement signed on February 12, 2018 with Edustars IO, Estonia on account of unauthorized use of our director's name in the press releases which were aimed at hyping their blockchain offering. The Company refrain itself from being involved in the marketing activities.

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●	Recent Share Purchase Agreement (SPA) with Crypto Ventures, India

On January 8, 2018, the Company secured equity financing from Crypto Ventures, India. The Company sold 12,750 shares for a price of $7.65 per share pursuant to which the company raised $97,537. The funds were raised to expand the team and to establish offices in the emerging markets of the world.

The previous and recent equity raise are covered below:

Equity Raise:

The Company has conducted private placement offerings to the institutional investors in India under the safe harbor of Regulation S, under Rule 144A. To date, no shares have been issued in connection with the Equity Raises, which were conducted in reliance upon the exemptions under Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

	Shares	Price Per Share	Warrants	Warrants Exercise Per Share	Total Capital Raised
$6.286 Financing	88,200	$6.286	—	—	$554,435
$7.65 Financing	12,750	$7.65	—	—	$97,537
$7.79 Financing	240,000	$7.79	—	—	$1,869,600

The $6.286 Financing commenced on April 12, 2017, pursuant to which the Company raised $554,435 from 1 India based institutional investor. No warrants were issued with this round.

The $7.25 Financing closed on January 8, 2018, pursuant to which the Company raised $97,537 from 1 India based institutional investor. No warrants were issued with this round.

On January 10, 2018, the Company privately offered to sell 240,000 shares of the Company for $7.79 per share to its 26 independent team members based in India. The Company issued shares to this effect, however, these shares are not yet paid. As per the Share Purchase Agreement signed on January 10, 2018, the payment against this sale of shares is expected to be received on May 28, 2018, however, there is no assurance that this payment will be received on time or this transaction will ever go through. In case, the transaction does not go through, the Company in its rightful capacity will cancel shares.

The Company intends to continue to seek to raise additional equity capital through private placement of shares and/or units consisting of shares and warrants to accredited investors.

Contractual Agreements

All Officers and Executives of the Company devote substantially all of their time to the Company. Our intention is to replace the following consulting agreements with full-time employment agreements within 90 days of this filing.

Rahul Kumar, 36, Chairman, Chief Executive Officer and Chief Financial Officer

Mr. Kumar brings to the position a deep understanding of the blockchain and cryptocurrency industries and a global set of relationships with software engineers, ICO originators and miners. Over 12 years of experience in Global and Indian Financial markets specializing in Credit Analysis and Fund Management. Built expertise in managing Money Market Funds and Close-ended Products. Currently, responsible for managing Lockhead Ventures, a mid sized private equity fund.

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Prince Chugh, age 67, Director

Experienced investment professional with over 40 years of experience in private equity and investment banking. Currently, part of the 3 member investment team at an India focussed private equity fund. Primary areas of work include: Deal sourcing, evaluation and execution of investment opportunities across sectors, Involved in transaction structuring, financial modeling, valuation and final negotiations.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are no disagreements with the accountants on accounting and financial disclosures.

Item 15. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation. filed herewith
3.2	Bylaws. filed herewith
4.1	Share Purchase Agreement - Alternate SX Investment Holdings India. filed herewith
4.2	Share Purchase Agreement - Crypto Ventures India. filed herewith
5.1	Director Agreement - Prince Chugh. filed herewith
7.1	Advisory Agreement - Edustars. filed herewith
8.1	Termination Agreement. filed herewith
99.1	Consent of Independent Auditor. filed herewith

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